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                                                                     Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 9, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Partners of Chestnut Street Exchange Fund, which are also incorporated by reference into the Registration Statement. We also consent to the reference to our Firm under the headings "Investment Advisory and Other Services," and "Financial Statements" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Two Commerce Square, Suite 1700
Philadelphia, Pennsylvania
April 27, 2001